Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of GreenPoint Financial Corp. and GreenPoint Capital Trust of our report dated January 21, 1997, which is incorporated by reference in GreenPoint Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.


                                   /s/ Price Waterhouse LLP


September 11, 1997
New York, New York